UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

CABALETTA BIO, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39103	82-1685768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Arch Street, Suite 600, Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

(267) 759-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	CABA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2023, upon the recommendation of its Nominating and Corporate Governance Committee (the “NCG Committee”), the Board of Directors (the “Board”) of Cabaletta Bio, Inc. (the “Company”) appointed Shawn Tomasello to join the Board, effective as of July 21, 2023 (the “Effective Date”), to fill the newly created vacancy on the Board resulting from an increase in the size of the Board from five (5) to six (6) directors. Ms. Tomasello will serve as a Class I director until her term expires at the 2026 annual meeting of stockholders of the Company at which time she will stand for election by the Company’s stockholders. The Board determined that Ms. Tomasello is independent under the applicable listing standards of The Nasdaq Stock Market (“Nasdaq”).

On the Effective Date, Ms. Tomasello was also appointed to the Compensation Committee of the Board (the “Compensation Committee”). The Board has determined that Ms. Tomasello meets the requirements for independence of compensation committee members under the applicable listing standards of Nasdaq and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, effective as of the Effective Date: (i) Catherine Bollard, M.D. resigned as a member and Chair of the Compensation Committee, (ii) Mark Simon was appointed as the new Chair of the Compensation Committee and also resigned as Chair of the NCG Committee, and (iii) Scott Brun, M.D. was appointed as the new Chair of the NCG Committee.

In addition, on the Effective Date, the Board approved the formation of the Science and Technology Committee of the Board (the “S&T Committee”) to assist with the Board’s oversight of the Company’s research and development, manufacturing and technical operations and to advise the Board with respect to the Company’s scientific, pre-clinical and clinical activities. The newly created S&T Committee is composed of Dr. Bollard, Dr. Brun and Ms. Tomasello, with Dr. Bollard serving as the Chair of the S&T Committee.

As of the Effective Date, the Board’s committee composition is as follows:

•	Audit Committee: Richard Henriques (Chair), Mark Simon and Scott Brun, M.D.

•	Compensation Committee: Mark Simon (Chair), Shawn Tomasello and Richard Henriques.

•	NCG Committee: Scott Brun, M.D. (Chair), Catherine Bollard, M.D. and Mark Simon.

•	S&T Committee: Catherine Bollard, M.D. (Chair), Scott Brun, M.D. and Shawn Tomasello.

In connection with the formation of the S&T Committee, the Board approved the Company’s Second Amended and Restated Non-Employee Director Compensation Policy (the “Second A&R Director Compensation Policy”), effective as of the Effective Date, in order to establish compensation for the S&T Committee. Under the Second A&R Director Compensation Policy, the Company will pay a cash retainer of $7,500 per year to the members of the S&T Committee and a cash retainer of $15,000 to the Chair of the S&T Committee. No further changes were made to the terms of the Company’s existing amended and restated non-employee director compensation policy. The foregoing description of the terms of the Second A&R Director Compensation Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Second A&R Director Compensation Policy which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

As a non-employee director, Ms. Tomasello will receive cash compensation for her Board and committee service in accordance with the Second A&R Director Compensation Policy. In addition, under the Second A&R Compensation Policy, upon her election as a director on the Effective Date, Ms. Tomasello was granted an option to purchase 44,000 shares of the Company’s common stock at an exercise price per share of $13.48. This option shall vest in substantially equal quarterly installments over three years from the Effective Date, provided, however, that all vesting shall cease if the director ceases to have a service relationship, unless the Board determines that the circumstances warrant continuation of vesting. Ms. Tomasello is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Ms. Tomasello and any other persons pursuant to which she was selected as a director. In addition, Ms. Tomasello entered into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors, a copy of which was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-234017) filed with the Securities and Exchange Commission on September 30, 2019. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Ms. Tomasello for some expenses, including attorneys’ fees, judgments, fines and settlement amounts respectively incurred by her in any action or proceeding arising out of her respective service as one of the Company’s directors.

Item 7.01.	Regulation FD Disclosure.

On July 24, 2023, the Company issued a press release announcing Ms. Tomasello’s appointment to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

On July 24, 2023, the Company also posted to the “Investors & Media” section of the Company’s website at www.cabalettabio.com an updated corporate presentation (the “Corporate Presentation”) to disclose Ms. Tomasello’s position on the Board and provide updated data from its study of desmoglein 3 chimeric autoantibody receptor T (“DSG3-CAART”) cells as a potential treatment for patients with mucosal pemphigus. A copy of the Corporate Presentation is furnished hereto as Exhibit 99.2 to this report on Form 8-K.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On July 24, 2023, the Company issued the Corporate Presentation reiterating guidance that it anticipates reporting 3-month clinical data on efficacy endpoints and tolerability for patients dosed with CABA-201 by the first half of 2024.

With respect to the CAART strategy, the Company included an update indicating the completion of the 1-month safety and persistence evaluation from the DesCAARTes™ trial for DSG3-CAART for the cohort in the combination sub-study where patients are pre-treated with intravenous immunoglobulin (“IVIg”) and cyclophosphamide (without fludarabine) prior to DSG3-CAART infusion. DSG3-CAART peak persistence and persistence over the initial 29 days post-infusion in the three mucosal pemphigus vulgaris subjects dosed was modestly increased by the cyclophosphamide only combination therapy. The Company announced the initiation of enrollment in an additional cohort in the combination sub-study with DSG3-CAART where patients are pretreated with IVIg, cyclophosphamide and fludarabine prior to DSG3-CAART infusion. The cohort is designed to evaluate the ability to improve DSG3-CAART engraftment and persistence.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release Issued by the Company on July 24, 2023, furnished herewith.

99.2	Corporate Presentation, dated July 24, 2023, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CABALETTA BIO, INC.

Date: July 24, 2023	By:	/s/ Steven Nichtberger
Steven Nichtberger, M.D.
President and Chief Executive Officer